UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2008

Mesa Air Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-15495	85-0302351
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

410 North 44th Street, Suite 100
Phoenix, Arizona    85008
(Address of principal executive offices including zip code)

(602) 685-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2008, Mesa Air Group, Inc. (the "Company") issued a press release announcing the appointment of Mr. Paul Foley, age 52, as Chief Operating Officer of the Company. Mr. Michael Lotz, the Company's former Chief Operating Officer, will remain as the Company's President and Chief Financial Officer.

From September 1999, Mr. Foley served as President and Chief Executive Officer of MAIR Holdings Inc. ("MAIR"), a holding company for regional air carriers, as well as a member of its Board of Directors and its Executive and Safety Committees. In addition, from September 1999 until October 2002, Mr. Foley also served as President and Chief Executive Officer of Mesaba Aviation, a regional air carrier based in Minneapolis, Minnesota and formerly a subsidiary of MAIR.

On October 20, 2008, the Compensation Committee of the Board of Directors of the Company approved the following terms of Mr. Foley's compensation, which were previously set forth in an offer letter to Mr. Foley: annual deferred compensation of $50,000, a performance-based quarterly bonus of up to $20,000, and an annual salary of $175,000. As further compensation for his services, Mr. Foley will receive a restricted stock grant for 100,000 shares, exercisable in four equal blocks over four years.

A copy of the press release is attached as Exhibit 99.1 to this current report on form 8-K and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.
Exhibit	Description
99.1	Press release regarding appointment of COO, dated October 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 21, 2008

Mesa Air Group, Inc.

By: /s/ BRIAN S. GILLMAN

Name: BRIAN S. GILLMAN
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press release regarding appointment of COO, dated October 3, 2008. Also provided in PDF format as a courtesy.